Special Shareholders Meeting

On June 26, 2002, a Special Shareholders' meeting was held and adjourned as necessary. Shareholders of each Calamos Fund were asked to vote on two issues: election of seven members to the Board of Trustees, and approval of changes to the fundamental investment restrictions regarding a) diversification, b) investing in real estate, commodities, or commodities contracts, c) investing in illiquid securities, d) borrowing, and e) senior securities.


1)     Election of Trustees
                                                 For               Withheld
       John P. Calamos                       86,030,603            1,825,449
       Nick P. Calamos                       86,032,899            1,823,153
       Richard J. Dowen                      86,038,238            1,817,814
       Joe F. Hanauer                        86,029,357            1,826,695
       John E. Neal                          86,032,913            1,823,139
       Weston W. Marsh                       85,902,471            1,953,581
       William R. Rybak                      85,993,131            1,862,921


2)     Approval of changes to the fundamental investment restrictions regarding:

                           (a)Diversification

                                        For                          Against                   Abstain           Broker Non-Votes
             Convertible Fund        14,721,698                      559,794                   533,776               6,630,048
Convertible Growth & Income Fund      7,024,407                      306,345                   264,538               3,679,194
          Market Neutral Fund        15,920,467                      546,519                   588,328               6,959,978
                  Growth Fund        16,715,029                      632,859                   445,148               8,864,702
      Global Convertible Fund         1,300,852                       68,494                    39,718                 426,411
                   High Yield           818,032                       17,955                    12,949                 268,600
           Mid Cap Value Fund            78,321                            0                         0                  15,563

                           (b)Investing in real estate, commodities or commodities contracts

                                        For                          Against                   Abstain           Broker Non-Votes
             Convertible Fund        14,335,565                      955,958                   523,745               6,630,048
Convertible Growth & Income Fund      6,758,904                      559,660                   276,726               3,679,194
          Market Neutral Fund        15,626,304                      752,522                   676,488               6,959,978
                  Growth Fund        16,442,697                      919,346                   430,993               8,864,702
      Global Convertible Fund         1,318,984                       49,555                    40,525                 426,411
                   High Yield           811,328                       24,759                    12,849                 268,600
           Mid Cap Value Fund            78,321                            0                         0                  15,563

                           (c)Investing in illiquid securities

                                        For                          Against                   Abstain           Broker Non-Votes
             Convertible Fund        14,099,815                    1,110,189                   605,264               6,630,048
Convertible Growth & Income Fund      6,617,787                      612,861                   364,642               3,679,194
          Market Neutral Fund        14,694,874                    1,533,950                   826,490               6,959,978
                  Growth Fund        16,279,734                    1,014,321                   498,981               8,864,702
      Global Convertible Fund         1,279,534                       99,941                    29,588                 426,411
                   High Yield           807,912                       25,984                    15,040                 268,600
           Mid Cap Value Fund            78,321                            0                         0                  15,563

                           (d)Borrowing

                                        For                          Against                   Abstain           Broker Non-Votes
             Convertible Fund        14,055,740                    1,176,687                   582,841               6,630,048
Convertible Growth & Income Fund      6,666,887                      624,195                   304,208               3,679,194
          Market Neutral Fund        14,689,716                    1,592,684                   772,914               6,959,978
                  Growth Fund        16,247,488                    1,053,892                   491,656               8,864,702
      Global Convertible Fund         1,293,213                       86,263                    29,588                 426,411
                   High Yield           807,740                       27,462                    13,734                 268,600
           Mid Cap Value Fund            78,321                            0                         0                  15,563

                           (e)Senior securities

                                        For                          Against                   Abstain           Broker Non-Votes
             Convertible Fund        14,369,100                      843,191                   602,977               6,630,048
Convertible Growth & Income Fund      6,792,727                      395,454                   407,409               3,679,194
          Market Neutral Fund        15,496,240                      760,360                   798,714               6,959,978
                  Growth Fund        16,486,565                      798,410                   508,061               8,864,702
      Global Convertible Fund         1,303,190                       76,286                    29,588                 426,411
                   High Yield           813,683                       20,909                    14,344                 268,600
           Mid Cap Value Fund            78,321                            0                         0                  15,563